Exhibit 3.2.114

PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:

ARTICLES OF INCORPORATION (PREPARE IN TRIPLICATE)	☑ DOMESTIC BUSINESS CORPORATION

	☐ DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK	FEE $75.00

COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE - CORPORATION BUREAU 30_ NORTH OFFICE BUILDING HARRISBURG PA ___	☐ DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010 NAME OF ________ __________________________________INDICATOR UNLESS EXEMPT UNDER ________ Loews Montgomery Cinemas, Inc.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE) 100 Pino Street, c/o The Prentice-Hall Corporation System, Inc.

012 CITY _________________	__ COUNTY Douphin (22)	013 STATE Pennsylvania	___ ZIP CODE 171__

050 ________________________________________ OF THE CORPORATION

See rider attached

The purpose or purposes for which the corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

The Appropriate Number of Shares._________ Shares and Par Value of Shares Which the Corporation _________ have Authority to Issue:
___ Number and Class of Shares 500	____________________ $1.00	042 Total Authorized Capital 500	031 Terms of ___________ perpetual

The Name and Address of Each __________, and the Number and Class of Shares Subscribed to by each incorporator

___ Name	_________ _____ _____ Address (Street, City, State, Zip Code)	Number_______ Shares

Barbara R. Corbett	400 Plaza Drive, Secaucus, N.Y. 07094	all

(ATTACH 8 1/2 _ 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE ___________ IS, HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATIONS THIS 5th DAY OF July 1988

/s/ BARBARA R. CORBETT

–FOR OFFICE USE ONLY–

___ FILED JUL 25 1988	____ CODE	___ ___ BOX	SEQUENTIAL NO.		___ NUMBER 8855 670

	REVIEWED BY	_____ SIC_	AMOUNT __	00_ CORPORATION NUMBER 1047160

	DATE APPROVED	CERTIFY TO ☐ REV	INPUT BY /s/ Illegible	LOG IN	LOG IN ________

/s/ Illegible

__________ of the Commonwealth ____________of State Commonwealth of ___________	DATE REJECTED	☐ LGI	VERIFIED BY /s/ Illegible	LOG OUT	LOG OUT ___
	MAILED BY DATE	☐ OTHER

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manger for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related of incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

BUREAU USE ONLY ____________
Filing Fee: None	CORPORATE REGISTRY INFORMATION FOR DEPARTMENTS OF STATE AND REVENUE (FILE IN TRIPLICATE)	__________________ Number Bo_ Number Filing Period ___ Date 3 4 5 Standard _________ ___________ Code
COMMONWEALTH OF ______________
DEPARTMENT OF STATE
CORPORATION __________
30_ NORTH OFFICE BUILDING
_____________ PA ____0

☐ BUSINESS CORPORATION	☐ NON-PROFIT CORPORATION	☐ MOTOR VEHICLE FOR HIRE

1.	Name of Corporation/Business	2 ___________
	Loews Montgomery Cinemas, Inc.	application pending

3.	____________________________________________, City, County, State, Zip Code
_/_ The Pre_tice ____ Corporation System, Inc., 100 Pine Street,
(________________________ Number and Box)

___________	_____in	Pennsylvania	_________
(City or Town)	(County)	(State)	(Zip Code)

4.	_____________________(____ where correspondence, tax report forms, etc. are to be sent)
400 Plaza Drive
Street and number ____________

__________	Hudson	New Jersey	07094
(City or Town)	(County)	(State)	__________

5A	_____ corporations: Location of proposed registered office (Street and Number, Post Office, State)	5B ________

6.	Princip__ Officers (President, Vice President, Secretary, Treasurer)

	A. Name	Title	______ Security Number
See rider attached
Home Address

	B. Name	Title	Social Security Number
	Bernard Myerson	President
Home Address
PO Box 79 Berkery Place Alpine, NJ 076_0

	C. Name	Title	Social Security Number

Home Address

	D. Name	Title	Social Security Number

Home Address

7.	Date and State of Incorporation ___ Organisation
Date: State Pennsylvania

8.	Applicant ________________:
☒ Corporation ☐ An Individual ☐ Co-Partnership ☐ Joint Stock __________ ☐ _______ of __________ ☐ Other

9.	Provide the Act of ______________ or authority under which you are organised or incorporated (_________________________) Act of May 5, 1933, P.L. 364, as amended

10A	Is the corporation authorized to issue capital stock? No Yes	10B	Amount of _______ paid ________
	If yes, _____ authorized? 500 shares		Amount: Date:

11.	Is the Corporation _____ of a system operating in Pennsylvania? ☐ No ☐ Yes
If yes, provide parent’s box number, name and subsidiary corporation. (Attach a separate sheet _____ subsidiary _____).
Box Number Name

12.	Corporation’s fiscal year ___:	13.	Standard Industrial Classification Code
	February		7830
_____________to be _________ in within one year ____________________ (attach separate sheet if necessary)

14.	_____________________________________
Exhibition of motion pictures

1_.	________________________________________________

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entry Number

1047160

☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 5915)

Name Corporation Service Company			Document will be returned to the name and address you enter to the left.

Address 2704 Commerce Drive, Suite B			<=

City	State	Zip Code
Harrisburg.	PA	17110

Fee $52	Filed in the Department of State on MAR 22 2002

/s/ Illegible
Secretary of the Commonwealth
ACTING

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:

Loews Montgomery Cinemas, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street 300 West __________ Dr.	City West Homestead.	State PA	Zip 15120	County

(b) Number and Street	City	State	Zip	County

c/o

3.	The statute by or under which it was incorporated: 15 Pa. C.S. §1306

4.	The date of its incorporation: July 25, 1988

5.	Check and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State

☐	The amendment shall be effective on at

                                                                             Date             Hour

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S.§ 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.§ 1914(c) or § 5914(b).

☒	In accordance with Section 15 Pa.C.S.§ 1903. this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation, et. al, case number 01- 40566, confirmed and approved on March 1, 2002.

7.	Check and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation _ set forth in full, is as follows:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendments to be signed by a duly authorized officer thereof this 21 day of March, 2002.

Loews Montgomery Cinemas, Inc.
Name of Corporation

/s/ BRYAN BERNDT
Signature

Bryan Berndt, Vice President
Title